Exhibit 3.14










                         MEMORANDUM OF ASSOCIATION

                                     OF

                         JONES LANG LASALLE LIMITED





























Registered No. 1188567


                 The Companies Act 1985 (as Amended)

                      Company Limited by Shares



                      Memorandum of Association

                                 of

                     Jones Lang LaSalle Limited



1.    The name of the Company is "Jones Lang LaSalle Limited".

2.    The registered office of the Company will be situate in England.

3.    The objects for which the Company is established are:

      (A) To carry on business as surveyors and property consultants and to provide any and every service, consultancy or advice in connection with the building or surveying of, investment in, letting, financing and occupation of property and to design and supervise building works of all kinds. Any business of surveying for the time being carried on by the Company shall at all times be conducted in accordance with the Rules of Conduct for the time being of The Royal Institution of Chartered Surveyors.

      (B) To carry on business as land and estate agents, auctioneers, appraisers, valuers, brokers, commission agents and general agents and to purchase or otherwise acquire and to sell, let or otherwise dispose of and deal in real and personal property of every description.

      (C) To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property, real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person and to act and carry on business as a holding company.

      (D) To carry on business as a general commercial company and to carry on any trade or business whatsoever.

      (E) To carry on any business, undertaking, transaction or operation commonly carried on or undertaken by manufacturers, merchants and dealers (both wholesale and retail) in all or any articles of commercial and personal use and consumption, importers, exporters, shipowners, bankers, factors, capitalists, promoters, financiers and investors, concessionaires, brokers, contractors, mercantile and general agents, advertising agents, publishers, carriers and transporters of all kinds and to carry on all or any of the said businesses either together as one business or as separate distinct businesses in any part of the world.

      (F) To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers, exporters and storers of and dealers in any goods and other things.

      (G) To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

      (H) To provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind.

      (I) To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organization or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

      (J) To provide technical, cultural, artistic, educational, entertainment or business material facilities or services and to carry on any business involving any such provision.

      (K) To lend money, and grant or provide credit and financial accommodation, to any person and to deposit money with any person and to carry on the business of a banking, finance or insurance company.

      (L) To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company and in particular, but without prejudice to the generality of the foregoing, to acquire (by purchase, subscription, exchange or otherwise) and hold by way of investment all or any of the shares, stock, securities or obligations or other rights or interests of or in any company or public body and to buy and sell foreign exchange.

      (M) To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

      (N) To enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same.

      (O) To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society and to enter into any interest or currency rate exchange agreement or other financial instrument whatsoever.

      (P) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

      (Q) To amalgamate or enter into partnership or any profit-sharing arrangement with, and co-operate or participate in any way with or to take over or assume any obligation of, or to assist or subsidize any person.

      (R) To accept. draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

      (S) To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organization.

      (T) To sell, exchange, mortgage, charge, let, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

      (U) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

      (V) To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

      (W) To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation. establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

      (X) To grant or procure the grant of donations gratuities, pensions, annuities, allowances, or other benefits, including benefits on death to any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Board of Directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable. benevolent, educational, social, public, general or useful object.

      (Y) To cease carrying on or wind up any business or activity of the company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

      (Z) To distribute any of the property of the Company among its creditors and Members in specie or kind.

      (AA) To purchase or otherwise acquire, on such terms and in such manner as the articles of the Company from time to time provide, any shares in the Company's capital.

      (BB) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

      (CC) To carry on any other business or activity and do anything of any nature which in the opinion of the Board of Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking property or assets or otherwise to advance the interests of the Company or of its Members.

      (DD) To do all such other things as in the opinion of the Board of Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

      And it is hereby declared that "company" in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, "person" shall include any company as well as any other legal or natural person, "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, "and" and "or" shall mean "and/or" where the context so permits, "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

4.    The liability of the Members is limited.

5. The share capital of the Company is (pound)50,000 divided into 5,000,000 ordinary shares of (pound)0.01 each, and the Company shall have the power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.


      We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of the Memorandum of Association. and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

------------------------------------------------------------------------------


NAMES, ADDRESSES AND DESCRIPTIONS               Number of Shares
OF SUBSCRIBERS                                  taken by each
                                                Subscriber
------------------------------------------------------------------------------



J.H. Scrutton                                   One
W.J. Preston                                    One
A.G. Spooner                                    One
J.W. Hughes                                     One

all at :

103 Mount Street
London W1Y 6AS

Chartered Surveyors

------------------------------------------------------------------------------





      DATED the 2nd day of October, 1974

      WITNESS to the above Signatures: